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                                 EXHIBIT 22 (a)

                                 SUBSIDIARIES

                                       OF

                          MINUTEMAN INTERNATIONAL, INC.



Multi-Clean Division of Minuteman International, Inc.
600 Cardigan Road
Shoreview, Minnesota  55126

Minuteman Canada, Inc.
2210 Drew Road
Mississauga
Ontario L5S 1B1 Canada

Minuteman International Foreign Sales Corporation
c/o Ernst & Young Services, Ltd.
P.O. Box 261 Bay Street
Bridgetown, Barbados

Minuteman European B.V.
Haverstraat 31
2153 GB Nieuw-Vennep
The Netherlands

Minuteman PowerBoss, Inc.
175 Anderson Street
Aberdeen, North Carolina 28315















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